Freeport-McMoRan
Reports Second-Quarter and Six-Month 2018 Results

▪
Net income attributable to common stock totaled $869 million, $0.59 per share, in second-quarter 2018. After adjusting for net gains of $16 million, $0.01 per share, second-quarter 2018 adjusted net income attributable to common stock totaled $853 million, $0.58 per share.

▪	Consolidated sales totaled 989 million pounds of copper, 676 thousand ounces of gold and 24 million pounds of molybdenum in second-quarter 2018.

▪
Consolidated sales for the year 2018 are expected to approximate 3.8 billion pounds of copper, 2.4 million ounces of gold and 95 million pounds of molybdenum, including 970 million pounds of copper, 700 thousand ounces of gold and 24 million pounds of molybdenum in third-quarter 2018.

▪	Average realized prices in second-quarter 2018 were $3.08 per pound for copper, $1,274 per ounce for gold and $12.89 per pound for molybdenum.

▪	Average unit net cash costs in second-quarter 2018 were $0.96 per pound of copper and are expected to average $1.04 per pound of copper for the year 2018.

▪
Operating cash flows totaled $1.3 billion (net of $0.2 billion in working capital uses and timing of other tax payments) in second-quarter 2018 and $2.7 billion (net of $0.2 billion in working capital uses and timing of other tax payments) for the first six months of 2018. Based on current sales volume and cost estimates, and assuming average prices of $2.75 per pound for copper, $1,250 per ounce for gold and $11.00 per pound for molybdenum for the second half of 2018, operating cash flows are expected to approximate $4.3 billion (net of $0.2 billion in working capital uses and timing of other tax payments) for the year 2018.

▪
Capital expenditures totaled $0.5 billion (including approximately $0.3 billion for major mining projects) in second-quarter 2018 and $0.9 billion (including approximately $0.5 billion for major mining projects) for the first six months of 2018. Capital expenditures for the year 2018 are expected to approximate $2.0 billion, including $1.1 billion for major mining projects primarily associated with underground development activities in the Grasberg minerals district in Indonesia and development of the Lone Star oxide project in Arizona.

▪	In April 2018, FCX repaid $454 million in debt, consisting of the redemption of $404 million of senior notes due 2022 and $50 million of senior notes due 2023.

▪
At June 30, 2018, consolidated debt totaled $11.1 billion and consolidated cash totaled $3.9 billion. FCX had no borrowings and $3.5 billion available under its revolving credit facility at June 30, 2018.

▪	On June 27, 2018, FCX declared a quarterly cash dividend of $0.05 per share on its common stock, which will be paid on August 1, 2018.

▪
In July 2018, FCX and PT Freeport Indonesia (PT-FI) entered into a non-binding Heads of Agreement with PT Indonesia Asahan Aluminium (Persero) (Inalum) and Rio Tinto to establish a new long-term partnership between FCX, Inalum and the Indonesian government.

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PHOENIX, AZ, July 25, 2018 - Freeport-McMoRan Inc. (NYSE: FCX) reported net income attributable to common stock of $869 million ($0.59 per share) in second-quarter 2018 and $1.6 billion ($1.07 per share) for the first six months of 2018, compared with $268 million ($0.18 per share) in second-quarter 2017 and $496 million ($0.34 per share) for the first six months of 2017. After adjusting for net gains of $16 million ($0.01 per share), adjusted net income attributable to common stock totaled $853 million ($0.58 per share) in second-quarter 2018. Refer to the supplemental schedule, "Adjusted Net Income," on page VII, which is available on FCX's website, "fcx.com," for additional information.

Richard C. Adkerson, President and Chief Executive Officer, said, "Our second quarter results reflect strong performance from our global operations and a continued focus on productivity, cost management and capital discipline. During the first half of 2018, we generated $2.7 billion in cash flow from operations and capital expenditures totaled $0.9 billion, enabling further strengthening of our balance sheet and advancement of initiatives to build value for FCX shareholders. We achieved important progress during the quarter to reach a new long-term partnership structure with the Indonesian government, and we remain focused on completing negotiation and documentation of definitive agreements to restore long-term stability for our Grasberg operations.
Despite the recent decline in copper prices associated with the uncertain impact on the global economy of recent international trade actions, we remain positive on the outlook for copper prices given limitations on supply and the important role of copper in the global economy. To date, we have not experienced a decline in demand for our products, but will be prepared to adjust our plans if necessary to respond to market conditions. Our shareholders are well positioned to benefit from FCX’s global leadership position in copper, supported by a large, high-quality portfolio of long-lived, geographically diverse assets."

SUMMARY FINANCIAL DATA

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in millions, except per share amounts)
Revenues[a,b]	$5,168	$3,711	$10,036	$7,052
Operating income[a]	$1,664	$686	$3,123	$1,283
Net income from continuing operations	$1,039	$326	$1,867	$594
Net (loss) income from discontinued operations[c]	$(4)	$9	$(15)	$47
Net income attributable to common stock[d,e]	$869	$268	$1,561	$496
Diluted net income (loss) per share of common stock:
Continuing operations	$0.59	$0.18	$1.08	$0.31
Discontinued operations	—	—	(0.01)	0.03
	$0.59	$0.18	$1.07	$0.34
Diluted weighted-average common shares outstanding	1,458	1,453	1,458	1,453
Operating cash flows[f]	$1,309	$1,037	$2,678	$1,829
Capital expenditures	$482	$362	$884	$706
At June 30:
Cash and cash equivalents	$3,859	$4,667	$3,859	$4,667
Total debt, including current portion	$11,127	$15,354	$11,127	$15,354

a.	For segment financial results, refer to the supplemental schedules, "Business Segments," beginning on page IX, which are available on FCX's website, "fcx.com."

b.
Includes adjustments to prior period provisionally priced concentrate and cathode copper sales totaling $23 million ($9 million to net income attributable to common stock or $0.01 per share) in second-quarter 2018, $(20) million ($(8) million to net income attributable to common stock or $(0.01) per share) in second-quarter 2017, $(70) million ($(31) million to net income

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attributable to common stock or $(0.02) per share) for the first six months of 2018 and $81 million ($35 million to net income attributable to common stock or $0.02 per share) for the first six months of 2017. For further discussion, refer to the supplemental schedule, "Derivative Instruments," beginning on page VIII, which is available on FCX's website, "fcx.com."

c.
Primarily reflects adjustments to the fair value of contingent consideration related to the 2016 sale of FCX's interest in TF Holdings Limited, which will continue to be adjusted through December 31, 2019.

d.
Includes net gains of $16 million ($0.01 per share) in second-quarter 2018, $27 million ($0.01 per share) in second-quarter 2017, $27 million ($0.02 per share) for the first six months of 2018 and $34 million ($0.02 per share) for the first six months of 2017 that are described in the supplemental schedule, "Adjusted Net Income," on page VII, which is available on FCX's website, "fcx.com."

e.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. For a summary of net impacts from changes in these deferrals, refer to the supplemental schedule, "Deferred Profits," on page IX, which is available on FCX's website, "fcx.com."

f.
Includes net working capital (uses) sources and timing of other tax payments of $(192) million in second-quarter 2018, $154 million in second-quarter 2017, $(213) million for the first six months of 2018 and $343 million for the first six months of 2017.

SUMMARY OPERATING DATA

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Copper (millions of recoverable pounds)
Production	1,014	883	1,966	1,734
Sales, excluding purchases	989	942	1,982	1,751
Average realized price per pound	$3.08	$2.65	$3.10	$2.65
Site production and delivery costs per pound[a]	$1.69	$1.63	$1.68	$1.61
Unit net cash costs per pound[a]	$0.96	$1.19	$0.97	$1.28
Gold (thousands of recoverable ounces)
Production	746	353	1,345	592
Sales, excluding purchases	676	432	1,286	614
Average realized price per ounce	$1,274	$1,243	$1,291	$1,242
Molybdenum (millions of recoverable pounds)
Production	24	23	46	46
Sales, excluding purchases	24	25	48	49
Average realized price per pound	$12.89	$9.58	$12.42	$9.16

a.
Reflects per pound weighted-average production and delivery costs and unit net cash costs (net of by-product credits) for all copper mines, before net noncash and other costs. For reconciliations of per pound unit costs by operating division to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XII, which are available on FCX's website, "fcx.com."

Consolidated Sales Volumes
Second-quarter 2018 copper sales of 989 million pounds were higher than the April 2018 estimate of 970 million pounds and higher than second-quarter 2017 sales of 942 million pounds, primarily reflecting higher mining and milling rates and higher ore grades in Indonesia.
Second-quarter 2018 gold sales of 676 thousand ounces were lower than the April 2018 estimate of 700 thousand ounces, primarily because of timing of shipments, and were higher than second-quarter 2017 sales of 432 thousand ounces, primarily reflecting higher ore grades and operating rates in Indonesia. Lower second-quarter 2017 operating rates in Indonesia included the impact of labor disruptions at PT-FI in the first half of 2017.
Second-quarter 2018 molybdenum sales of 24 million pounds approximated the April 2018 estimate of 24 million pounds and second-quarter 2017 sales of 25 million pounds.

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Sales volumes for the year 2018 are expected to approximate 3.8 billion pounds of copper, 2.4 million ounces of gold and 95 million pounds of molybdenum, including 970 million pounds of copper, 700 thousand ounces of gold and 24 million pounds of molybdenum in third-quarter 2018.
Projections for 2018 and other forward looking statements in this release assume resolution of PT-FI’s long-term mining rights or an extension of PT-FI’s temporary special mining license (IUPK) after July 31, 2018. Refer to "Indonesia Mining," beginning on page 7, for further discussion of Indonesia regulatory matters which could have a significant impact on future results.
Consolidated Unit Costs
Consolidated average unit net cash costs (net of by-product credits) for FCX's copper mines of $0.96 per pound of copper in second-quarter 2018 were lower than unit net cash costs of $1.19 per pound in second-quarter 2017, primarily reflecting higher by-product credits.
Assuming average prices of $1,250 per ounce of gold and $11.00 per pound of molybdenum for the second half of 2018 and achievement of current sales volume and cost estimates, consolidated unit net cash costs (net of by-product credits) for copper mines are expected to average $1.04 per pound of copper for the year 2018. The impact of price changes on consolidated unit net cash costs would approximate $0.015 per pound for each $50 per ounce change in the average price of gold and $0.02 per pound for each $2 per pound change in the average price of molybdenum for the second half of 2018. Quarterly unit net cash costs vary with fluctuations in sales volumes and realized prices, primarily for gold and molybdenum.

MINING OPERATIONS
North America Copper Mines. FCX operates seven open-pit copper mines in North America - Morenci, Bagdad, Safford, Sierrita and Miami in Arizona, and Chino and Tyrone in New Mexico. In addition to copper, certain of FCX's North America copper mines produce molybdenum concentrate, gold and silver.
All of the North America mining operations are wholly owned, except for Morenci. FCX records its 72 percent undivided joint venture interest in Morenci using the proportionate consolidation method.
Operating and Development Activities. FCX has significant undeveloped reserves and resources in North America and a portfolio of potential long-term development projects. Future investments will be undertaken based on the results of economic and technical feasibility studies, and are dependent on market conditions. FCX continues to study opportunities to reduce the capital intensity of its potential long-term development projects.
Through exploration drilling, FCX has identified a significant resource at its wholly owned Lone Star project located near the Safford operation in eastern Arizona. An initial project to develop the Lone Star oxide ores has commenced with first production expected by the end of 2020. Total capital costs, including mine equipment and pre-production stripping, are expected to approximate $850 million and will benefit from the utilization of existing infrastructure at the adjacent Safford operation. As of June 30, 2018, $113 million has been incurred for this project. Production from the Lone Star oxide ores is expected to average approximately 200 million pounds of copper per year with an approximate 20-year mine life. The project also advances the potential for development of a larger-scale district opportunity. FCX is conducting additional drilling following positive exploration results and continues to evaluate longer term opportunities available from the significant long-term sulfide potential in the Lone Star/Safford minerals district.

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Operating Data. Following is summary consolidated operating data for the North America copper mines for the second quarters and first six months of 2018 and 2017:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Copper (millions of recoverable pounds)
Production	354	384	702	776
Sales, excluding purchases	361	408	745	783
Average realized price per pound	$3.12	$2.62	$3.14	$2.65

Molybdenum (millions of recoverable pounds)
Production[a]	8	8	15	17

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$1.94	$1.58	$1.89	$1.54
By-product credits	(0.25)	(0.16)	(0.22)	(0.15)
Treatment charges	0.10	0.10	0.10	0.10
Unit net cash costs	$1.79	$1.52	$1.77	$1.49

a.	Refer to summary operating data on page 3 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at the North America copper mines.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XII, which are available on FCX's website, "fcx.com."

North America's consolidated copper sales volumes of 361 million pounds in second-quarter 2018 were lower than second-quarter 2017 sales of 408 million pounds, primarily reflecting anticipated lower ore grades and timing of second-quarter 2017 shipments. North America copper sales are estimated to approximate 1.45 billion pounds for the year 2018, compared with 1.5 billion pounds in 2017.
Average unit net cash costs (net of by-product credits) for the North America copper mines of $1.79 per pound of copper in second-quarter 2018 were higher than unit net cash costs of $1.52 per pound in second-quarter 2017, primarily reflecting lower sales volumes and higher mining and milling costs, partly offset by higher by-product credits.
Average unit net cash costs (net of by-product credits) for the North America copper mines are expected to approximate $1.78 per pound of copper for the year 2018, based on achievement of current sales volume and cost estimates and assuming an average molybdenum price of $11.00 per pound for the second half of 2018. North America's average unit net cash costs for the year 2018 would change by approximately $0.02 per pound for each $2 per pound change in the average price of molybdenum for the second half of 2018.

South America Mining. FCX operates two copper mines in South America - Cerro Verde in Peru (in which FCX owns a 53.56 percent interest) and El Abra in Chile (in which FCX owns a 51 percent interest). These operations are consolidated in FCX's financial statements. In addition to copper, the Cerro Verde mine produces molybdenum concentrate and silver.
Operating and Development Activities. Cerro Verde's expanded operations benefit from its large-scale, long-lived reserves and cost efficiencies. The Cerro Verde expansion project, which achieved capacity operating rates in early 2016, expanded the concentrator facilities' capacity from 120,000 metric tons of ore per day to 360,000 metric tons of ore per day. In March 2018, Cerro Verde received a modified environmental permit allowing it to operate its existing concentrator facilities at rates up to 409,500 metric tons of ore per day. Cerro Verde's concentrator facilities have continued to perform well, with average mill throughput rates of 385,300 metric tons of ore per day for the first six months of 2018.

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Exploration results at El Abra indicate a significant sulfide resource, which could potentially support a major mill project similar to facilities constructed at Cerro Verde. FCX continues to evaluate a large-scale expansion at El Abra to process additional sulfide material and to achieve higher recoveries. Future investments will depend on technical studies, which are being advanced, economic factors and market conditions.
Operating Data. Following is summary consolidated operating data for the South America mining operations for the second quarters and first six months of 2018 and 2017:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Copper (millions of recoverable pounds)
Production	313	300	606	604
Sales	312	287	602	596
Average realized price per pound	$3.07	$2.67	$3.09	$2.65

Molybdenum (millions of recoverable pounds)
Production[a]	7	7	13	13

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$1.77	$1.55	$1.78	$1.52
By-product credits	(0.22)	(0.13)	(0.24)	(0.16)
Treatment charges	0.18	0.22	0.19	0.22
Royalty on metals	0.01	0.01	0.01	0.01
Unit net cash costs	$1.74	$1.65	$1.74	$1.59

a.	Refer to summary operating data on page 3 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at Cerro Verde.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XII, which are available on FCX's website, "fcx.com."

South America's consolidated copper sales volumes of 312 million pounds in second-quarter 2018 were higher than second-quarter 2017 sales of 287 million pounds, primarily reflecting higher mining and milling rates and timing of second-quarter 2017 shipments, partly offset by lower ore grades. Sales from South America mining are expected to approximate 1.2 billion pounds of copper for the year 2018, compared with 1.2 billion pounds of copper in 2017.
Average unit net cash costs (net of by-product credits) for South America mining of $1.74 per pound of copper in second-quarter 2018 were higher than unit net cash costs of $1.65 per pound in second-quarter 2017, primarily reflecting higher mining and input costs, partly offset by higher volumes and by-product credits. Average unit net cash costs (net of by-product credits) for South America mining are expected to approximate $1.67 per pound of copper for the year 2018, based on current sales volume and cost estimates and assuming an average price of $11.00 per pound of molybdenum for the second half of 2018.
Cerro Verde and its workers' union are negotiating a new collective labor agreement to replace the agreement that expires August 31, 2018.

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Indonesia Mining. Through its 90.64 percent owned and consolidated subsidiary PT-FI, FCX's assets include one of the world's largest copper and gold deposits at the Grasberg minerals district in Papua, Indonesia. PT-FI operates a proportionately consolidated joint venture, which produces copper concentrate that contains significant quantities of gold and silver.
Regulatory Matters. PT-FI continues to actively engage with Indonesian government officials to address regulatory changes that conflict with its contractual rights in a manner that provides long-term stability for PT-FI’s operations and investment plans, and protects value for FCX’s shareholders.
The parties have been engaged in negotiation and documentation of an IUPK and accompanying documentation for assurances on legal and fiscal terms to provide PT-FI with long-term mining rights through 2041. In addition, the IUPK would provide that PT-FI construct a smelter within five years of reaching a definitive agreement and include agreement for the divestment of 51 percent of the project area interests to Indonesian participants at fair market value.
In July 2018, FCX entered into a Heads of Agreement with the Indonesian state-owned enterprise Inalum and PT-FI’s joint venture partner Rio Tinto. Under the terms of the non-binding agreement, Inalum would acquire for aggregate cash consideration of $3.85 billion all of Rio Tinto's interests associated with its joint venture with PT-FI (Joint Venture) and FCX's interests in PT Indocopper Investama, which owns 9.36 percent of PT-FI.
Inalum would contribute the Rio Tinto interests to PT-FI, which would expand PT-FI’s asset base, in exchange for a 40 percent share ownership in PT-FI, pursuant to arrangements that would enable FCX and existing PT-FI shareholders to retain the economics of the revenue and cost sharing arrangements under the Joint Venture. Following completion of the transaction, Inalum's share ownership would approximate 51 percent of PT-FI (subject to an agreement between shareholders to replicate the Joint Venture economics) and FCX's ownership would approximate 49 percent.
At closing, Rio Tinto would receive $3.5 billion and FCX would receive $350 million in cash proceeds from Inalum. In addition, Rio Tinto would forego in favor of FCX an amount equivalent to Rio Tinto's share of Joint Venture cash flows since January 1, 2018, through closing.
Following completion of the ownership restructuring, FCX does not expect its economic exposure to PT-FI to change significantly. FCX expects its share of future cash flows of the expanded PT-FI asset base, combined with the cash proceeds received in the transaction, to be comparable to its existing share of future cash flows under the current Joint Venture arrangement. FCX would also continue to manage the operations of PT-FI.
The transaction, which is expected to close during the second half of 2018, is subject to the negotiation and documentation of definitive agreements, including purchase and sale agreements, the extension and stability of PT-FI's long-term mining rights through 2041 in a form acceptable to FCX and Inalum, a shareholders’ agreement between FCX and Inalum providing for continuity of FCX’s management of PT-FI’s operations and addressing governance arrangements, and resolution of environmental regulatory matters pending before Indonesia's Ministry of Environment and Forestry satisfactory to the Indonesian government, FCX and Inalum. The terms of these agreements will be subject to approval by the FCX Board of Directors (Board).
In February 2018, PT-FI's export license was extended to February 15, 2019, and in July 2018, PT-FI's temporary IUPK was extended to July 31, 2018. PT-FI is seeking an extension of the temporary IUPK to remain in effect until definitive agreements are complete. Until definitive agreements are reached, PT-FI has reserved all rights under its Contract of Work (COW), including pursuing arbitration under the dispute resolution procedures.
Operating and Development Activities. PT-FI is currently mining the final phase of the Grasberg open pit, which contains high copper and gold ore grades. PT-FI has revised its mine plans to extend mining activities in the open pit by approximately six months following results of an economic analysis. PT-FI expects to mine ore from the open pit until transitioning to the Grasberg Block Cave underground mine in the first half of 2019. Lower copper and gold production from Indonesia mining is expected during the transition period in 2019 and 2020.
PT-FI has several projects in the Grasberg minerals district related to the development of its large-scale, long-lived, high-grade underground ore bodies. In aggregate, these underground ore bodies are expected to produce large-scale quantities of copper and gold following the transition from the Grasberg open pit. Substantial progress has been made to prepare for the transition to mining of the Grasberg Block Cave underground mine.

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Mine development activities are sufficiently advanced to commence caving in the first half of 2019. The ore flow and underground rail haulage systems are expected to be fully commissioned and operational in the second half of 2018.
PT-FI has revised its mine plan for the ramp-up of the Deep Mill Level Zone (DMLZ) underground mine following mining-induced seismic activity that began in 2017 and continued during 2018. During second-quarter 2018, PT-FI initiated plans to conduct hydraulic fracturing activities to manage rock stresses and pre-condition the DMLZ for large-scale production. PT-FI's revised mine plans, which will continue to be reviewed, currently project block cave mining activities in the DMLZ to commence in mid-2019 following a period of hydraulic fracturing activities designed to safely manage production. PT-FI continues to expect the DMLZ to reach full production rates of 80,000 metric tons per day in 2022.
Subject to reaching a definitive agreement with the Indonesian government on PT-FI's long-term mining rights, estimated annual capital spending on these projects would average $0.8 billion per year ($0.7 billion per year net to PT-FI) over the next five years. Considering the long-term nature and size of these projects, actual costs could vary from these estimates. In response to market conditions and Indonesian regulatory uncertainty, the timing of these expenditures continues to be reviewed and could be reduced or deferred significantly.
Operating Data. Following is summary consolidated operating data for the Indonesia mining operations for the second quarters and first six months of 2018 and 2017:

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017		2018	2017
Copper (millions of recoverable pounds)
Production	347	199		658	354
Sales	316	247		635	372
Average realized price per pound	$3.05	$2.67		$3.07	$2.64

Gold (thousands of recoverable ounces)
Production	740	348		1,335	580
Sales	671	427		1,274	604
Average realized price per ounce	$1,274	$1,243		$1,291	$1,242

Unit net cash (credits) costs per pound of copper[a]
Site production and delivery, excluding adjustments	$1.33	$1.77	[b]	$1.34	$1.89	[b]
Gold and silver credits	(2.76)	(2.21)		(2.67)	(2.10)
Treatment charges	0.26	0.26		0.25	0.27
Export duties	0.18	0.11		0.16	0.11
Royalty on metals	0.22	0.17		0.22	0.17
Unit net cash (credits) costs	$(0.77)	$0.10		$(0.70)	$0.34

a.
For a reconciliation of unit net cash (credits) costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XII, which are available on FCX's website, "fcx.com."

b.
Excludes fixed costs charged directly to production and delivery costs totaling $82 million ($0.33 per pound of copper) in second-quarter 2017 and $103 million ($0.28 per pound of copper) for the first six months of 2017 associated with workforce reductions.

Indonesia's consolidated sales of 316 million pounds of copper and 671 thousand ounces of gold in second-quarter 2018 were higher than second-quarter 2017 sales of 247 million pounds of copper and 427 thousand ounces of gold, primarily reflecting higher operating rates and ore grades. Lower second-quarter 2017 operating rates included the impact of labor disruptions in the first half of 2017.
Assuming achievement of planned operating rates for the second half of 2018, consolidated sales volumes from Indonesia mining are expected to approximate 1.15 billion pounds of copper and 2.4 million ounces of gold for

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the year 2018, compared with 1.0 billion pounds of copper and 1.5 million ounces of gold for the year 2017. Because of the transition to underground mining, PT-FI's production is expected to be significantly lower in 2019 and 2020, compared to 2018.
A significant portion of PT-FI's costs are fixed and unit costs vary depending on production volumes and other factors. As a result of higher sales volumes and gold and silver credits, Indonesia had unit net cash credits (including gold and silver credits) of $0.77 per pound of copper in second-quarter 2018, compared with unit net cash costs of $0.10 per pound in second-quarter 2017.
Assuming an average gold price of $1,250 per ounce for the second half of 2018 and achievement of current sales volume and cost estimates, unit net cash credits (including gold and silver credits) for Indonesia mining are expected to approximate $0.58 per pound of copper for the year 2018. Indonesia mining's unit net cash credits for the year 2018 would change by approximately $0.06 per pound for each $50 per ounce change in the average price of gold for the second half of 2018. Because of the fixed nature of a large portion of Indonesia's costs, unit net cash credits/costs vary from quarter to quarter depending on copper and gold volumes.
Indonesia mining's projected sales volumes and unit net cash credits for the year 2018 are dependent on a number of factors, including operational performance, workforce productivity, timing of shipments, and Indonesia regulatory matters, including the resolution of PT-FI's long-term mining rights or an extension of PT-FI's temporary IUPK after July 31, 2018.
Molybdenum Mines. FCX has two wholly owned molybdenum mines - the Henderson underground mine and the Climax open-pit mine - both in Colorado. The Henderson and Climax mines produce high-purity, chemical-grade molybdenum concentrate, which is typically further processed into value-added molybdenum chemical products. The majority of molybdenum concentrate produced at the Henderson and Climax mines, as well as from FCX's North America and South America copper mines, is processed at FCX's conversion facilities.
Operating and Development Activities. Production from the Molybdenum mines totaled 9 million pounds of molybdenum in second-quarter 2018 and 8 million pounds in second-quarter 2017. Refer to summary operating data on page 3 for FCX's consolidated molybdenum sales and average realized prices, which includes sales of molybdenum produced at the Molybdenum mines, and from FCX's North America and South America copper mines.
Unit net cash costs for the Molybdenum mines averaged $8.36 per pound of molybdenum in second-quarter 2018 and $7.73 per pound in second-quarter 2017. Based on current sales volume and cost estimates, average unit net cash costs for the Molybdenum mines are expected to approximate $8.75 per pound of molybdenum for the year 2018.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XII, which are available on FCX's website, "fcx.com."
Mining Exploration Activities.     FCX's mining exploration activities are generally associated with its existing mines, focusing on opportunities to expand reserves and resources to support development of additional future production capacity. A drilling program to further delineate the Lone Star resource continues to indicate additional mineralization in this district. Exploration results continue to indicate opportunities for significant future potential reserve additions in North America and South America. Exploration spending is expected to approximate $90 million for the year 2018.
CASH FLOWS, CASH and DEBT
Operating Cash Flows. FCX generated operating cash flows of $1.3 billion (net of $0.2 billion in working capital uses and timing of other tax payments) in second-quarter 2018 and $2.7 billion (net of $0.2 billion in working capital uses and timing of other tax payments) for the first six months of 2018.
Based on current sales volume and cost estimates, and assuming average prices of $2.75 per pound of copper, $1,250 per ounce of gold and $11.00 per pound of molybdenum for the second half of 2018, FCX's consolidated operating cash flows are estimated to approximate $4.3 billion for the year 2018 (net of $0.2 billion in working capital uses and timing of other tax payments). The impact of price changes during the second half of 2018 on operating cash flows would approximate $185 million for each $0.10 per pound change in the average price of

Freeport-McMoRan	9

copper, $60 million for each $50 per ounce change in the average price of gold and $55 million for each $2 per pound change in the average price of molybdenum.
Capital Expenditures. Capital expenditures totaled $0.5 billion in second-quarter 2018 (including approximately $0.3 billion for major mining projects) and $0.9 billion for the first six months of 2018 (including approximately $0.5 billion for major mining projects). Capital expenditures are expected to approximate $2.0 billion for the year 2018, including $1.1 billion for major mining projects primarily associated with underground development activities in the Grasberg minerals district and development of the Lone Star oxide project.
Cash. Following is a summary of the U.S. and international components of consolidated cash and cash equivalents available to the parent company, net of noncontrolling interests' share, taxes and other costs at June 30, 2018 (in billions):

Cash at domestic companies	$2.9
Cash at international operations	1.0
Total consolidated cash and cash equivalents	3.9
Noncontrolling interests' share	(0.4)
Cash, net of noncontrolling interests' share	3.5
Withholding taxes and other	(0.1)
Net cash available	$3.4

Debt. Following is a summary of total debt and the related weighted-average interest rates at June 30, 2018 (in billions, except percentages):

		Weighted-
		Average
		Interest Rate
Senior Notes	$9.9	4.6%
Cerro Verde credit facility	1.2	4.0%
Total debt	$11.1	4.5%

In April 2018, FCX redeemed $404 million of senior notes due 2022 and $50 million of senior notes due 2023, resulting in aggregate annual cash interest savings of approximately $30 million. In second-quarter 2018, FCX recorded a net gain on early extinguishment of debt totaling $9 million primarily related to these redemptions.
During April 2018, FCX entered into a new $3.5 billion, five-year, unsecured revolving credit facility with substantially similar structure and terms as its prior facility, which was scheduled to mature in May 2019. At June 30, 2018, FCX had no borrowings, $13 million in letters of credit issued and $3.5 billion available under its revolving credit facility.
FINANCIAL POLICY
In February 2018, the Board reinstated a cash dividend on FCX common stock. On June 27, 2018, FCX declared a quarterly cash dividend of $0.05 per share on its common stock, which will be paid on August 1, 2018, to shareholders of record as of July 13, 2018. The declaration of dividends is at the discretion of the Board and will depend upon FCX’s financial results, cash requirements, future prospects and other factors deemed relevant by the Board.

Freeport-McMoRan	10

WEBCAST INFORMATION
A conference call with securities analysts to discuss FCX's second-quarter 2018 results is scheduled for today at 10:00 a.m. Eastern Time. The conference call will be broadcast on the Internet along with slides. Interested parties may listen to the conference call live and view the slides by accessing “fcx.com.” A replay of the webcast will be available through Friday, August 24, 2018.
-----------------------------------------------------------------------------------------------------------
FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is the world's largest publicly traded copper producer. FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world's largest copper and gold deposits; and significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde operation in South America. Additional information about FCX is available on FCX's website at "fcx.com."
Cautionary Statement and Regulation G Disclosure: This press release contains forward-looking statements in which FCX discusses its potential future performance. Forward-looking statements are all statements other than statements of historical facts, such as projections or expectations relating to ore grades and milling rates, production and sales volumes, unit net cash costs, operating cash flows, capital expenditures, the transaction contemplated by the non-binding Heads of Agreement between FCX, PT-FI, Inalum and Rio Tinto, exploration efforts and results, development and production activities and costs, liquidity, tax rates, the impact of copper, gold and molybdenum price changes, the impact of deferred intercompany profits on earnings, reserve estimates, future dividend payments, and share purchases and sales. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” "targets," “intends,” “likely,” “will,” “should,” “to be,” ”potential" and any similar expressions are intended to identify those assertions as forward-looking statements. The declaration of dividends is at the discretion of the Board and will depend on FCX's financial results, cash requirements, future prospects, and other factors deemed relevant by the Board.
    FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include supply of and demand for, and prices of, copper, gold and molybdenum; mine sequencing; production rates; potential inventory adjustments; potential impairment of long-lived mining assets; FCX’s ability to complete the transaction contemplated by the non-binding Heads of Agreement, which is subject to the negotiation and documentation of definitive agreements, including purchase and sale agreements, the extension and stability of PT-FI's long-term mining rights through 2041 in a form acceptable to FCX and Inalum, a shareholders’ agreement between FCX and Inalum providing for continuity of FCX’s management of PT-FI’s operations and addressing governance arrangements, and resolution of administrative sanctions and environmental regulatory matters pending before Indonesia’s Ministry of Environment and Forestry satisfactory to the Indonesian government, FCX and Inalum, the terms of all of which will be subject to FCX Board approval; PT-FI’s ability to obtain an extension of its temporary IUPK after July 31, 2018; the potential effects of violence in Indonesia generally and in the province of Papua; industry risks; regulatory changes; political risks; labor relations; weather- and climate-related risks; environmental risks (including resolution of the administrative sanctions and other environmental matters pending before Indonesia's Ministry of Environment and Forestry); litigation results (including the final disposition of Indonesian tax disputes and the outcome of Cerro Verde's royalty dispute with the Peruvian national tax authority); and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2017, filed with the U.S. Securities and Exchange Commission (SEC) as updated by FCX's subsequent filings with the SEC.
Investors are cautioned that many of the assumptions upon which FCX's forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.
This press release also contains certain financial measures such as unit net cash (credits) costs per pound of copper and molybdenum and adjusted net income, which are not recognized under U.S. generally accepted accounting principles. As required by SEC Regulation G, reconciliations of these measures to amounts reported in FCX's consolidated financial statements are in the supplemental schedules of this press release, which are also available on FCX's website, "fcx.com."

Freeport-McMoRan	11

FREEPORT-McMoRan INC.
SELECTED OPERATING DATA

	Three Months Ended June 30,
	2018	2017	2018		2017
MINING OPERATIONS:	Production		Sales
COPPER (millions of recoverable pounds)
(FCX's net interest in %)
North America
Morenci (72%)[a]	182	187	183		196
Bagdad (100%)	48	43	48		43
Safford (100%)	29	37	32		42
Sierrita (100%)	36	40	38		42
Miami (100%)	4	5	4		5
Chino (100%)	42	58	43		63
Tyrone (100%)	13	14	13		17
Other (100%)	—	—	—		—
Total North America	354	384	361		408

South America
Cerro Verde (53.56%)	262	260	258		244
El Abra (51%)	51	40	54		43
Total South America	313	300	312		287

Indonesia
Grasberg (90.64%)[b]	347	199	316		247
Total	1,014	883	989	[c]	942	[c]
Less noncontrolling interests	179	159	176		158
Net	835	724	813		784

Average realized price per pound			$3.08		$2.65

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	6	5	5		5
Indonesia (90.64%)[b]	740	348	671		427
Consolidated	746	353	676		432
Less noncontrolling interests	70	32	63		40
Net	676	321	613		392

Average realized price per ounce			$1,274		$1,243

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	3	3	N/A		N/A
Climax (100%)	6	5	N/A		N/A
North America copper mines (100%)[a]	8	8	N/A		N/A
Cerro Verde (53.56%)	7	7	N/A		N/A
Consolidated	24	23	24		25
Less noncontrolling interests	3	3	4		3
Net	21	20	20		22

Average realized price per pound			$12.89		$9.58

a. Amounts are net of Morenci's undivided joint venture partners' interests.

b. Amounts are net of Grasberg's joint venture partner's interest, which varies in accordance with the terms of the joint venture agreement.

c. Consolidated sales volumes exclude purchased copper of 90 million pounds in second-quarter 2018 and 62 million pounds in second- quarter 2017.

I

FREEPORT-McMoRan INC.
SELECTED OPERATING DATA (continued)

	Six Months Ended June 30,
	2018	2017	2018		2017
MINING OPERATIONS:	Production		Sales
Copper (millions of recoverable pounds)
(FCX's net interest in %)
North America
Morenci (72%)[a]	351	368	370		368
Bagdad (100%)	97	83	99		81
Safford (100%)	62	79	68		85
Sierrita (100%)	77	81	82		80
Miami (100%)	8	10	9		10
Chino (100%)	80	120	88		123
Tyrone (100%)	26	34	28		35
Other (100%)	1	1	1		1
Total North America	702	776	745		783

South America
Cerro Verde (53.56%)	505	522	500		512
El Abra (51%)	101	82	102		84
Total South America	606	604	602		596

Indonesia
Grasberg (90.64%)[b]	658	354	635		372
Total	1,966	1,734	1,982	[c]	1,751	[c]
Less noncontrolling interests	346	316	342		314
Net	1,620	1,418	1,640		1,437

Average realized price per pound			$3.10		$2.65

Gold (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	10	12	12		10
Indonesia (90.64%)[b]	1,335	580	1,274		604
Consolidated	1,345	592	1,286		614
Less noncontrolling interests	125	54	120		57
Net	1,220	538	1,166		557

Average realized price per ounce			$1,291		$1,242

Molybdenum (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	7	6	N/A		N/A
Climax (100%)	11	10	N/A		N/A
North America (100%)[a]	15	17	N/A		N/A
Cerro Verde (53.56%)	13	13	N/A		N/A
Consolidated	46	46	48		49
Less noncontrolling interests	6	6	7		6
Net	40	40	41		43

Average realized price per pound			$12.42		$9.16

a. Amounts are net of Morenci's undivided joint venture partners' interests.

b. Amounts are net of Grasberg's joint venture partner's interest, which varies in accordance with the terms of the joint venture agreement.

c. Consolidated sales volumes exclude purchased copper of 164 million pounds for the first six months of 2018 and 120 million pounds for the first six months of 2017.

II

FREEPORT-McMoRan INC.
SELECTED OPERATING DATA (continued)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
100% North America Copper Mines
Solution Extraction/Electrowinning (SX/EW) Operations
Leach ore placed in stockpiles (metric tons per day)	689,500	692,700	682,100	697,300
Average copper ore grade (percent)	0.24	0.29	0.26	0.28
Copper production (millions of recoverable pounds)	268	282	530	559

Mill Operations
Ore milled (metric tons per day)	307,000	299,100	297,900	301,400
Average ore grades (percent):
Copper	0.35	0.39	0.35	0.40
Molybdenum	0.02	0.03	0.02	0.03
Copper recovery rate (percent)	89.1	86.7	88.5	86.6
Production (millions of recoverable pounds):
Copper	157	174	308	360
Molybdenum	9	9	16	18

100% South America Mining
SX/EW Operations
Leach ore placed in stockpiles (metric tons per day)	246,700	126,000	207,600	123,100
Average copper ore grade (percent)	0.30	0.36	0.32	0.39
Copper production (millions of recoverable pounds)	75	59	142	125

Mill Operations
Ore milled (metric tons per day)	385,200	347,600	385,300	343,300
Average ore grades (percent):
Copper	0.38	0.44	0.39	0.44
Molybdenum	0.01	0.02	0.01	0.02
Copper recovery rate (percent)	84.4	83.0	81.7	83.8
Production (millions of recoverable pounds):
Copper	238	241	464	479
Molybdenum	7	7	13	13

100% Indonesia Mining
Ore milled (metric tons per day):[a]
Grasberg open pit	148,400	88,600	136,800	71,200
Deep Ore Zone underground mine	29,200	27,300	34,300	26,800
Deep Mill Level Zone (DMLZ) underground mine[b]	2,700	3,800	2,700	3,500
Grasberg Block Cave underground mine[b]	3,800	3,800	3,900	3,200
Big Gossan underground mine[b]	3,800	—	3,100	800
Total	187,900	123,500	180,800	105,500
Average ore grades:
Copper (percent)	1.06	1.03	1.09	1.08
Gold (grams per metric ton)	1.77	1.16	1.71	1.17
Recovery rates (percent):
Copper	92.7	91.8	92.4	92.0
Gold	86.1	85.3	85.5	85.1
Production (recoverable):
Copper (millions of pounds)	353	221	693	393
Gold (thousands of ounces)	816	347	1,489	588

100% Molybdenum Mines
Ore milled (metric tons per day)	28,900	22,000	26,000	21,800
Average molybdenum ore grade (percent)	0.18	0.20	0.19	0.21
Molybdenum production (millions of recoverable pounds)	9	8	18	16

a. Amounts represent the approximate average daily throughput processed at PT Freeport Indonesia's (PT-FI) mill facilities from each producing mine and from development activities that result in metal production.

b. Targeted production rates once the DMLZ underground mine reaches full capacity are expected to approximate 80,000 metric tons of ore per day in 2022; production from the Grasberg Block Cave underground mine is expected to commence in the first half of 2019, and production from the Big Gossan underground mine restarted in fourth-quarter 2017.

III

FREEPORT-McMoRan INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017[a]	2018		2017[a]
	(In Millions, Except Per Share Amounts)
Revenues[b]	$5,168	$3,711	$10,036		$7,052
Cost of sales:
Production and delivery[c]	2,915	2,480	5,723		4,668
Depreciation, depletion and amortization	442	450	893		839
Total cost of sales	3,357	2,930	6,616		5,507
Selling, general and administrative expenses[c]	109	107	240		258
Mining exploration and research expenses	24	19	45		33
Environmental obligations and shutdown costs	59	(21)	68		4
Net gain on sales of assets	(45)	(10)	(56)		(33)
Total costs and expenses	3,504	3,025	6,913		5,769
Operating income	1,664	686	3,123		1,283
Interest expense, net[c,d]	(142)	(162)	(293)		(329)
Net gain (loss) on early extinguishment of debt	9	(4)	8		(3)
Other income (expense), net[c]	20	(7)	49	[e]	—
Income from continuing operations before income taxes and equity in affiliated companies' net earnings (losses)	1,551	513	2,887		951
Provision for income taxes[f]	(515)	(186)	(1,021)		(360)
Equity in affiliated companies' net earnings (losses)	3	(1)	1		3
Net income from continuing operations	1,039	326	1,867		594
Net (loss) income from discontinued operations[g]	(4)	9	(15)		47
Net income	1,035	335	1,852		641
Net income attributable to noncontrolling interests:
Continuing operations	(166)	(66)	(291)		(141)
Discontinued operations	—	(1)	—		(4)
Net income attributable to FCX common stock[h]	$869	$268	$1,561		$496

Basic net income (loss) per share attributable to common stock:
Continuing operations	$0.60	$0.18	$1.08		$0.31
Discontinued operations	—	—	(0.01)		0.03
	$0.60	$0.18	$1.07		$0.34

Diluted net income (loss) per share attributable to common stock:
Continuing operations	$0.59	$0.18	$1.08		$0.31
Discontinued operations	—	—	(0.01)		0.03
	$0.59	$0.18	$1.07		$0.34

Weighted-average common shares outstanding:
Basic	1,449	1,447	1,449		1,447
Diluted	1,458	1,453	1,458		1,453

Dividends declared per share of common stock	$0.05	$—	$0.10		$—

a.
The adoption of accounting guidance related to the presentation of retirement benefits resulted in the reclassification of the non-service components of net periodic benefit cost to other income (expense), net.

b.
Revenues include adjustments to provisionally priced concentrate and cathode sales. For a summary of adjustments to provisionally priced copper sales, refer to the supplemental schedule, "Derivative Instruments," beginning on page VIII.

c.	Includes net mining and oil and gas charges that are summarized in the supplemental schedule, "Adjusted Net Income," on page VII.

d.
Consolidated interest costs (before capitalization) totaled $165 million in second-quarter 2018, $192 million in second-quarter 2017, $341 million for the first six months of 2018 and $387 million for the first six months of 2017.

e.	Includes interest received by PT-FI with the refund of prior years' tax receivables, which is summarized in the supplemental schedule, "Adjusted Net Income," on page VII.

f.	For a summary of FCX's provision for income taxes, refer to the supplemental schedule, "Income Taxes," on page VIII.

g.
Primarily reflects adjustments to the estimated fair value of contingent consideration related to the 2016 sale of FCX’s interest in TF Holdings Limited (TFHL), which will continue to be adjusted through December 31, 2019.

h.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. Refer to the supplemental schedule, "Deferred Profits," on page IX for a summary of net impacts from changes in these deferrals.

IV

FREEPORT-McMoRan INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30,	December 31,
	2018	2017
	(In Millions)
ASSETS
Current assets:
Cash and cash equivalents	$3,859	$4,447
Trade accounts receivable	1,077	1,246
Income and other tax receivables	225	325
Inventories:
Mill and leach stockpiles	1,435	1,422
Materials and supplies, net	1,404	1,305
Product	1,337	1,166
Other current assets	381	270
Held for sale	625	508
Total current assets	10,343	10,689
Property, plant, equipment and mine development costs, net	22,923	22,934
Long-term mill and leach stockpiles	1,371	1,409
Other assets	2,391	2,270
Total assets	$37,028	$37,302

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,420	$2,321
Accrued income taxes	569	565
Current portion of environmental and asset retirement obligations	380	388
Dividends payable	73	—
Current portion of debt	4	1,414
Held for sale	353	323
Total current liabilities	3,799	5,011
Long-term debt, less current portion	11,123	11,703
Deferred income taxes	3,702	3,649
Environmental and asset retirement obligations, less current portion	3,631	3,631
Other liabilities	1,931	2,012
Total liabilities	24,186	26,006

Equity:
Stockholders' equity:
Common stock	158	158
Capital in excess of par value	26,667	26,751
Accumulated deficit	(13,161)	(14,722)
Accumulated other comprehensive loss	(464)	(487)
Common stock held in treasury	(3,726)	(3,723)
Total stockholders' equity	9,474	7,977
Noncontrolling interests	3,368	3,319
Total equity	12,842	11,296
Total liabilities and equity	$37,028	$37,302

V

FREEPORT-McMoRan INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30,
	2018	2017
	(In Millions)
Cash flow from operating activities:
Net income	$1,852	$641
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	893	839
Net gain on sales of assets	(56)	(33)
Stock-based compensation	60	44
Payments for Cerro Verde royalty dispute	(21)	(21)
Net charges for environmental and asset retirement obligations, including accretion	152	87
Payments for environmental and asset retirement obligations	(110)	(59)
Net charges for defined pension and postretirement plans	38	70
Pension plan contributions	(44)	(56)
Net (gain) loss on early extinguishment of debt	(8)	3
Deferred income taxes	61	55
Loss (gain) on disposal of discontinued operations	15	(38)
Decrease in long-term mill and leach stockpiles	38	80
Non-cash drillship settlements/idle rig costs and other oil and gas adjustments	—	(33)
Oil and gas contract settlement payments	—	(70)
Other, net	21	(23)
Changes in working capital and other tax payments:
Accounts receivable	309	589
Inventories	(468)	(101)
Other current assets	(20)	(2)
Accounts payable and accrued liabilities	114	(267)
Accrued income taxes and timing of other tax payments	(148)	124
Net cash provided by operating activities	2,678	1,829

Cash flow from investing activities:
Capital expenditures:
North America copper mines	(232)	(67)
South America	(138)	(45)
Indonesia	(449)	(457)
Molybdenum mines	(2)	(2)
Other	(63)	(135)
Intangible water rights and other, net	(86)	3
Net cash used in investing activities	(970)	(703)

Cash flow from financing activities:
Proceeds from debt	352	606
Repayments of debt	(2,297)	(1,250)
Cash dividends paid:
Common stock	(73)	(2)
Noncontrolling interests	(241)	(39)
Stock-based awards net proceeds (payments)	5	(8)
Debt financing costs and other, net	(23)	(11)
Net cash used in financing activities	(2,277)	(704)

Net (decrease) increase in cash, cash equivalents, restricted cash and restricted cash equivalents	(569)	422
Decrease in cash and cash equivalents in assets held for sale	44	7
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of year	4,631	4,403
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period[a]	$4,106	$4,832

a.	Includes restricted cash and restricted cash equivalents of $247 million at June 30, 2018, and $165 million at June 30, 2017.

VI

FREEPORT-McMoRan INC.
ADJUSTED NET INCOME

Adjusted net income is intended to provide investors and others with information about FCX's recurring operating performance. This information differs from net income attributable to common stock determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. FCX's adjusted net income follows, which may not be comparable to similarly titled measures reported by other companies (in millions, except per share amounts).

	Three Months Ended June 30,
	2018					2017
	Pre-tax		After-tax[a]	Per Share		Pre-tax		After-tax[a]	Per Share
Net income attributable to common stock	N/A		$869	$0.59		N/A		$268	$0.18

PT-FI net charges for workforce reductions	—		—	—		(87)	[b]	(46)	(0.03)
Other net mining credits (charges)	14	[c]	9	0.01		(9)		(9)	(0.01)
Net oil and gas credits	—		—	—		6		6	—
Net adjustments to environmental obligations and related litigation reserves	(50)		(50)	(0.03)		30		30	0.02
Net gain on sales of assets	45	[d]	45	0.03		10		10	0.01
Net gain (loss) on early extinguishment of debt	9		9	0.01		(4)		(4)	—
Net tax credits[e]	N/A		7	—		N/A		32	0.02
(Loss) gain on discontinued operations[f]	(4)		(4)	—		10		8	—
	$14		$16	$0.01	[g]	$(44)		$27	$0.01

Adjusted net income attributable to common stock	N/A		$853	$0.58		N/A		$241	$0.17

	Six Months Ended June 30,
	2018				2017
	Pre-tax		After-tax[a]	Per Share	Pre-tax		After-tax[a]	Per Share
Net income attributable to common stock	N/A		$1,561	$1.07	N/A		$496	$0.34

PT-FI charges for workforce reductions	$—		$—	$—	$(108)	[b]	$(57)	$(0.04)
Other net mining credits (charges)	10	[c]	8	0.01	(28)		(28)	(0.02)
Net oil and gas credits	—		—	—	4	[h]	4	0.01
Net adjustments to environmental obligations and related litigation reserves	(50)		(50)	(0.03)	11		11	0.01
Net gain on sales of assets	56	[d]	56	0.04	33		33	0.02
Net gain (loss) on early extinguishment of debt	8		8	—	(3)		(3)	—
PT-FI interest on tax refund	24	[i]	13	0.01	—		—	—
Net tax credits[e]	N/A		7	—	N/A		31	0.02
(Loss) gain on discontinued operations[f]	(15)		(15)	(0.01)	51		43	0.03
	$33		$27	$0.02	$(40)		$34	$0.02	[g]

Adjusted net income attributable to common stock	N/A		$1,534	$1.05	N/A		$462	$0.32

a.	Reflects impact to FCX net income attributable to common stock (i.e., net of any taxes and noncontrolling interests).

b.
Includes charges totaling $82 million in second-quarter 2017 and $103 million for the first six months of 2017 in production and delivery costs and $5 million for the second quarter and first six months of 2017 in selling, general and administrative expenses.

c.
Includes net credits totaling $10 million for the second quarter and first six months of 2018 in production and delivery costs and $6 million for the second quarter and first six months of 2018 in other income (expense), net, partly offset by interest expense totaling $2 million in second-quarter 2018 and $6 million for the first six months of 2018.

d.
Reflects adjustments to the estimated fair value of the potential $150 million in contingent consideration related to the 2016 sale of onshore California oil and gas properties, which will continue to be adjusted through December 31, 2020.

e.	Refer to "Income Taxes" on page VIII, for further discussion of net tax credits.

f.
Primarily reflects adjustments to the estimated fair value of the potential $120 million in contingent consideration related to the 2016 sale of FCX’s interest in TFHL, which will continue to be adjusted through December 31, 2019.

g.	Does not foot because of rounding.

h.
Includes adjustments to the fair value of contingent payments totaling $26 million in production and delivery costs related to the 2016 drillship settlements, partly offset by charges totaling $22 million in selling, general and administrative expenses primarily for contract termination costs.

i.	Reflects interest received with the refund of prior years' tax receivables.

VII

FREEPORT-McMoRan INC.
INCOME TAXES

Following is a summary of the approximate amounts used in the calculation of FCX's consolidated income tax provision for the second quarters and first six months of 2018 and 2017 (in millions, except percentages):

	Three Months Ended June 30,
	2018				2017
			Income Tax				Income Tax
		Effective	(Provision)			Effective	(Provision)
	Income[a]	Tax Rate	Benefit		Income[a]	Tax Rate	Benefit
U.S.	$141	(4)%	$5	[b]	$51	(61)%	$31	[c]
South America	276	39%	(108)	[d]	126	46%	(58)
Indonesia	1,012	42%	(429)		335	40%	(135)
Eliminations and other	122	N/A	(28)		1	N/A	(23)
Rate adjustment[e]	—	N/A	45		—	N/A	(1)
Continuing operations	$1,551	33%	$(515)		$513	36%	$(186)

	Six Months Ended June 30,
	2018					2017
				Income Tax				Income Tax
		Effective		(Provision)			Effective	(Provision)
	Income[a]	Tax Rate		Benefit		Income[a]	Tax Rate	Benefit
U.S.	$311	(3)%		$9	[b]	$61	(39)%	$24	[c]
South America	459	39%		(180)	[d]	386	41%	(159)
Indonesia	1,945	43%		(830)		487	41%	(202)
Eliminations and other	172	N/A		(31)		17	N/A	(24)
Rate adjustment[e]	—	N/A		11		—	N/A	1
Continuing operations	$2,887	35%	[f]	$(1,021)		$951	38%	$(360)

a.	Represents income from continuing operations by geographic location before income taxes and equity in affiliated companies' net earnings (losses).

b.	The second quarter and first six months of 2018 include a tax credit of $5 million associated with the settlement of a state income tax examination.

c.	Includes net tax credits of $32 million in second-quarter 2017 and $31 million for the first six months of 2017 associated with anticipated recovery of alternative minimum tax credit carryforwards.

d.
The second quarter and first six months of 2018 include a tax credit of $5 million ($2 million net of noncontrolling interest) associated with Cerro Verde’s disputed royalties and other related mining taxes.

e.	In accordance with applicable accounting rules, FCX adjusts its interim provision for income taxes equal to its consolidated tax rate.

f.
The consolidated effective income tax rate is a function of the combined effective tax rates for the jurisdictions in which FCX operates. Accordingly, variations in the relative proportions of jurisdictional income result in fluctuations to FCX's consolidated effective income tax rate. Assuming achievement of current sales volume and cost estimates and average prices of $2.75 per pound for copper, $1,250 per ounce for gold and $11.00 per pound for molybdenum for the second half of 2018, FCX estimates its consolidated effective tax rate for the year 2018 would approximate 38 percent, which would result in a consolidated effective tax rate of approximately 46 percent in third-quarter 2018 and 38 percent in fourth-quarter 2018. FCX expects that its consolidated effective tax rate for the year 2018 would decrease with higher prices.

DERIVATIVE INSTRUMENTS
For the first six months of 2018, FCX's mined copper was sold 59 percent in concentrate, 21 percent as cathode and 20 percent as rod from North America operations. Substantially all of FCX's copper concentrate and cathode sales contracts provide final pricing in a specified future month (generally one to four months from the shipment date) based primarily on quoted London Metal Exchange (LME) monthly average copper prices. FCX records revenues and invoices customers at the time of shipment based on then-current LME prices, which results in an embedded derivative on provisionally priced concentrate and cathode sales that is adjusted to fair value through earnings each period, using the period-end forward prices, until final pricing on the date of settlement. LME copper settlement prices averaged $3.12 per pound during second-quarter 2018 and settled at $3.01 per pound on June 30, 2018. Because a significant portion of FCX's copper concentrate and cathode sales in any quarterly period usually remain subject to final pricing, the quarter-end forward price is a major determinant of the average recorded copper price for the period. FCX's average realized copper price was $3.08 per pound in second-quarter 2018.

VIII

FREEPORT-McMoRan INC.
DERIVATIVE INSTRUMENTS (continued)

Following is a summary of the adjustments to prior period and current period provisionally priced copper sales (in millions, except per share amounts):

	Three Months Ended June 30,
	2018			2017
	Prior Period[a]	Current Period[b]	Total	Prior Period[a]	Current Period[b]	Total
Revenues	$23	$(37)	$(14)	$(20)	$55	$35
Net income attributable to common stock	$9	$(15)	$(6)	$(8)	$22	$14
Net income per share of common stock	$0.01	$(0.01)	$—	$(0.01)	$0.02	$0.01

a.	Reflects adjustments to prior period provisionally priced copper sales (i.e., provisionally priced copper sales at March 31, 2018 and 2017).

b.	Reflects adjustments to provisionally priced copper sales in the second quarters of 2018 and 2017.

	Six Months Ended June 30,
	2018			2017
	Prior Period[a]	Current Period[b]	Total	Prior Period[a]	Current Period[b]	Total
Revenues	$(70)	$(79)	$(149)	$81	$61	$142
Net income attributable to common stock	$(31)	$(33)	$(64)	$35	$26	$61
Net income per share of common stock	$(0.02)	$(0.02)	$(0.04)	$0.02	$0.02	$0.04

a.	Reflects adjustments to prior period provisionally priced copper sales (i.e., provisionally priced copper sales at December 31, 2017 and 2016).

b.	Reflects adjustments to provisionally priced copper sales for the first six months of 2018 and 2017.
At June 30, 2018, FCX had provisionally priced copper sales at its copper mining operations totaling 336 million pounds of copper (net of intercompany sales and noncontrolling interests) recorded at an average of $3.01 per pound, subject to final pricing over the next several months. FCX estimates that each $0.05 change in the price realized from the June 30, 2018, provisional price recorded would have an approximate $10 million effect on 2018 net income attributable to common stock. The LME copper price settled at $2.80 per pound on July 24, 2018.

DEFERRED PROFITS
FCX defers recognizing profits on sales from its mining operations to Atlantic Copper and on 25 percent of PT-FI's sales to PT Smelting (PT-FI's 25 percent-owned Indonesian smelting unit) until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net additions (reductions) to net income attributable to common stock totaling $27 million in second-quarter 2018, $(51) million in second-quarter 2017, $20 million for the first six months of 2018 and $(24) million for the first six months of 2017. FCX's net deferred profits on its inventories at Atlantic Copper and PT Smelting to be recognized in future periods' net income attributable to common stock totaled $71 million at June 30, 2018. Quarterly variations in ore grades, the timing of intercompany shipments and changes in product prices will result in variability in FCX's net deferred profits and quarterly earnings.

BUSINESS SEGMENTS
FCX has organized its mining operations into four primary divisions – North America copper mines, South America mining, Indonesia mining and Molybdenum mines, and operating segments that meet certain thresholds are reportable segments. Separately disclosed in the following tables are FCX's reportable segments, which include the Morenci, Cerro Verde and Grasberg (Indonesia Mining) copper mines, the Rod & Refining operations and Atlantic Copper Smelting & Refining.
Intersegment sales between FCX’s business segments are based on terms similar to arms-length transactions with third parties at the time of the sale. Intersegment sales may not be reflective of the actual prices ultimately realized because of a variety of factors, including additional processing, the timing of sales to unaffiliated customers and transportation premiums.
FCX allocates certain operating costs, expenses and capital expenditures to its operating divisions and individual segments. However, not all costs and expenses applicable to an operation are allocated. U.S. federal and state income taxes are recorded and managed at the corporate level (included in Corporate, Other & Eliminations), whereas foreign income taxes are recorded and managed at the applicable country level. In addition, most mining exploration and research activities are managed on a consolidated basis, and those costs along with some selling, general and administrative costs, are not allocated to the operating divisions or individual segments. Accordingly, the following segment information reflects management determinations that may not be indicative of what the actual financial performance of each operating division or segment would be if it was an independent entity.

IX

FREEPORT-McMoRan INC.
BUSINESS SEGMENTS (continued)

(In millions)
											Atlantic	Corporate,
	North America Copper Mines			South America Mining							Copper	Other
		Other		Cerro	Other		Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci	Mines	Total	Verde	Mines	Total	Mining		Mines	Refining	& Refining	nations[a]		Total
Three Months Ended June 30, 2018
Revenues:
Unaffiliated customers	$25	$13	$38	$719	$171	$890	$1,639	[b]	$—	$1,387	$602	$612	[c]	$5,168
Intersegment	568	641	1,209	100	—	100	1		111	8	—	(1,429)		—
Production and delivery	298	491	789	445	133	578	425		71	1,389	579	(916)		2,915
Depreciation, depletion and amortization	44	48	92	109	24	133	172		21	3	7	14		442
Selling, general and administrative expenses	1	—	1	2	—	2	28		—	—	5	73		109
Mining exploration and research expenses	—	—	—	—	—	—	—		—	—	—	24		24
Environmental obligations and shutdown costs	—	—	—	—	—	—	—		—	—	—	59		59
Net gain on sales of assets	—	—	—	—	—	—	—		—	—	—	(45)		(45)
Operating income (loss)	250	115	365	263	14	277	1,015		19	3	11	(26)		1,664

Interest expense, net	1	—	1	16	—	16	—		—	—	6	119		142
Provision for (benefit from) income taxes	—	—	—	102	6	108	429		—	—	—	(22)		515
Total assets at June 30, 2018	2,819	4,374	7,193	8,630	1,715	10,345	10,911		1,820	278	931	5,550	[d]	37,028
Capital expenditures	41	99	140	68	3	71	246		1	1	3	20		482

Three Months Ended June 30, 2017
Revenues:
Unaffiliated customers	$45	$32	$77	$567	$111	$678	$1,065	[b]	$—	$1,046	$400	$445	[c]	$3,711
Intersegment	478	593	1,071	57	—	57	—		71	6	—	(1,205)		—
Production and delivery	266	454	720	376	87	463	547	[e]	58	1,047	400	(755)		2,480
Depreciation, depletion and amortization	49	69	118	104	21	125	153		19	3	7	25		450
Selling, general and administrative expenses	1	—	1	3	—	3	30	[e]	—	—	4	69		107
Mining exploration and research expenses	—	1	1	—	—	—	—		—	—	—	18		19
Environmental obligations and shutdown costs	—	—	—	—	—	—	—		—	—	—	(21)		(21)
Net gain on sale of assets	—	—	—	—	—	—	—		—	—	—	(10)		(10)
Operating income (loss)	207	101	308	141	3	144	335		(6)	2	(11)	(86)		686

Interest expense, net	—	1	1	15	—	15	—		—	—	4	142		162
Provision for (benefit from) income taxes	—	—	—	56	2	58	135		—	—	2	(9)		186
Total assets at June 30, 2017	2,830	4,314	7,144	8,828	1,479	10,307	10,769		1,900	253	739	5,931	[d]	37,043
Capital expenditures	29	10	39	29	1	30	213		1	1	17	61		362

a.	Includes U.S. oil and gas operations, which were previously a reportable segment.

b.	Includes PT-FI's sales to PT Smelting totaling $649 million in second-quarter 2018 and $536 million in second-quarter 2017.

c.	Includes revenues from FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

d.	Includes assets held for sale, primarily Freeport Cobalt, totaling $625 million at June 30, 2018, and $373 million at June 30, 2017.

e.	Includes net charges at PT-FI associated with workforce reductions totaling $82 million in production and delivery costs and $5 million in selling, general and administrative expenses.

X

FREEPORT-McMoRan INC.
BUSINESS SEGMENTS (continued)

(In millions)
											Atlantic	Corporate
	North America Copper Mines			South America Mining							Copper	Other
		Other		Cerro	Other		Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci	Mines	Total	Verde	Mines	Total	Mining		Mines	Refining	& Refining	nations[a]		Total
Six Months Ended June 30, 2018
Revenues:
Unaffiliated customers	$28	$28	$56	$1,344	$321	$1,665	$3,160	[b]	$—	$2,772	$1,179	$1,204	[c]	$10,036
Intersegment	1,169	1,330	2,499	202	—	202	53		206	16	2	(2,978)		—
Production and delivery	588	992	1,580	872	249	1,121	882		138	2,777	1,135	(1,910)		5,723
Depreciation, depletion and amortization	90	96	186	214	46	260	353		40	5	14	35		893
Selling, general and administrative expenses	2	2	4	4	—	4	67		—	—	11	154		240
Mining exploration and research expenses	—	1	1	—	—	—	—		—	—	—	44		45
Environmental obligations and shutdown costs	—	—	—	—	—	—	—		—	—	—	68		68
Net gain on sales of assets	—	—	—	—	—	—	—		—	—	—	(56)		(56)
Operating income (loss)	517	267	784	456	26	482	1,911		28	6	21	(109)		3,123

Interest expense, net	2	—	2	33	—	33	—		—	—	11	247		293
Provision for income taxes	—	—	—	170	10	180	830		—	—	1	10		1,021
Capital expenditures	88	144	232	131	7	138	449		2	2	7	54		884

Six Months Ended June 30, 2017
Revenues:
Unaffiliated customers	$111	$82	$193	$1,207	$223	$1,430	$1,599	[b]	$—	$2,153	$858	$819	[c]	$7,052
Intersegment	894	1,156	2,050	173	—	173	—		134	14	—	(2,371)		—
Production and delivery	523	863	1,386	767	169	936	817	[d]	110	2,156	836	(1,573)		4,668
Depreciation, depletion and amortization	96	138	234	216	42	258	236		38	5	14	54		839
Selling, general and administrative expenses	1	1	2	5	—	5	60	[d]	—	—	9	182		258
Mining exploration and research expenses	—	2	2	—	—	—	—		—	—	—	31		33
Environmental obligations and shutdown costs	—	—	—	—	—	—	—		—	—	—	4		4
Net gain on sales of assets	—	—	—	—	—	—	—		—	—	—	(33)		(33)
Operating income (loss)	385	234	619	392	12	404	486		(14)	6	(1)	(217)		1,283

Interest expense, net	1	1	2	31	—	31	—		—	—	8	288		329
Provision for (benefit from) income taxes	—	—	—	154	5	159	202		—	—	3	(4)		360
Capital expenditures	52	15	67	43	2	45	457		2	2	25	108		706

a.	Includes U.S. oil and gas operations, which were previously a reportable segment.

b.	Includes PT-FI's sales to PT Smelting totaling $1.3 billion for the first six months of 2018 and $794 million for the first six months of 2017.

c.	Includes revenues from FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

d.	Includes net charges at PT-FI associated with workforce reductions totaling $103 million in production and delivery costs and $5 million in selling, general and administrative expenses.

XI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS

Unit net cash (credits) costs per pound of copper and molybdenum are measures intended to provide investors with information about the cash-generating capacity of FCX's mining operations expressed on a basis relating to the primary metal product for the respective operations. FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations. This information differs from measures of performance determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. These measures are presented by other metals mining companies, although FCX's measures may not be comparable to similarly titled measures reported by other companies.

FCX presents gross profit per pound of copper in the following tables using both a “by-product” method and a “co-product” method. FCX uses the by-product method in its presentation of gross profit per pound of copper because (i) the majority of its revenues are copper revenues, (ii) it mines ore, which contains copper, gold, molybdenum and other metals, (iii) it is not possible to specifically assign all of FCX's costs to revenues from the copper, gold, molybdenum and other metals it produces and (iv) it is the method used by FCX's management and Board to monitor FCX's mining operations and to compare mining operations in certain industry publications. In the co-product method presentations, shared costs are allocated to the different products based on their relative revenue values, which will vary to the extent FCX's metals sales volumes and realized prices change.

FCX shows revenue adjustments for prior period open sales as a separate line item. Because these adjustments do not result from current period sales, these amounts have been reflected separately from revenues on current period sales. Noncash and other costs, which are removed from site production and delivery costs in the calculation of unit net cash (credits) costs, consist of items such as stock-based compensation costs, start-up costs, inventory adjustments, long-lived asset impairments, restructuring and/or unusual charges. As discussed above, gold, molybdenum and other metal revenues at copper mines are reflected as credits against site production and delivery costs in the by-product method. The following schedules are presentations under both the by-product and co-product methods together with reconciliations to amounts reported in FCX's consolidated financial statements.

XII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2018
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,126	$1,126	$91	$22	$1,239
Site production and delivery, before net noncash
and other costs shown below	701	644	68	12	724
By-product credits	(90)	—	—	—	—
Treatment charges	37	36	—	1	37
Net cash costs	648	680	68	13	761
Depreciation, depletion and amortization (DD&A)	91	83	6	2	91
Noncash and other costs, net	23	21	1	1	23
Total costs	762	784	75	16	875
Other revenue adjustments, primarily for pricing
on prior period open sales	1	1	—	—	1
Gross profit	$365	$343	$16	$6	$365

Copper sales (millions of recoverable pounds)	361	361
Molybdenum sales (millions of recoverable pounds)[a]			8

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$3.12	$3.12	$12.13
Site production and delivery, before net noncash
and other costs shown below	1.94	1.78	9.09
By-product credits	(0.25)	—	—
Treatment charges	0.10	0.10	—
Unit net cash costs	1.79	1.88	9.09
DD&A	0.25	0.23	0.80
Noncash and other costs, net	0.07	0.06	0.15
Total unit costs	2.11	2.17	10.04
Other revenue adjustments, primarily for pricing
on prior period open sales	—	—	—
Gross profit per pound	$1.01	$0.95	$2.09

Reconciliation to Amounts Reported
(In millions)
		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,239	$724	$91
Treatment charges	(5)	32	—
Noncash and other costs, net	—	23	—
Other revenue adjustments, primarily for pricing
on prior period open sales	1	—	—
Eliminations and other	12	10	1
North America copper mines	1,247	789	92
Other mining[c]	4,738	3,042	336
Corporate, other & eliminations	(817)	(916)	14
As reported in FCX's consolidated financial statements	$5,168	$2,915	$442

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.
Represents the combined total for FCX's other mining operations, including South America mining, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2017
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,068	$1,068	$63	$23	$1,154
Site production and delivery, before net noncash
and other costs shown below	645	605	47	14	666
By-product credits	(65)	—	—	—	—
Treatment charges	40	38	—	2	40
Net cash costs	620	643	47	16	706
DD&A	117	110	5	2	117
Noncash and other costs, net	19	18	1	—	19
Total costs	756	771	53	18	842
Other revenue adjustments, primarily for pricing
on prior period open sales	(2)	(2)	—	—	(2)
Gross profit	$310	$295	$10	$5	$310

Copper sales (millions of recoverable pounds)	408	408
Molybdenum sales (millions of recoverable pounds)[a]			8

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.62	$2.62	$8.17
Site production and delivery, before net noncash
and other costs shown below	1.58	1.49	6.12
By-product credits	(0.16)	—	—
Treatment charges	0.10	0.09	—
Unit net cash costs	1.52	1.58	6.12
DD&A	0.29	0.27	0.66
Noncash and other costs, net	0.05	0.04	0.05
Total unit costs	1.86	1.89	6.83
Other revenue adjustments, primarily for pricing
on prior period open sales	—	—	—
Gross profit per pound	$0.76	$0.73	$1.34

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,154	$666	$117
Treatment charges	(19)	21	—
Noncash and other costs, net	—	19	—
Other revenue adjustments, primarily for pricing
on prior period open sales	(2)	—	—
Eliminations and other	15	14	1
North America copper mines	1,148	720	118
Other mining[c]	3,323	2,515	307
Corporate, other & eliminations	(760)	(755)	25
As reported in FCX's consolidated financial statements	$3,711	$2,480	$450

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.
Represents the combined total for FCX's other mining operations, including South America mining, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XIV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2018
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$2,337	$2,337	$167	$45	$2,549
Site production and delivery, before net noncash
and other costs shown below	1,405	1,304	123	25	1,452
By-product credits	(165)	—	—	—	—
Treatment charges	74	71	—	3	74
Net cash costs	1,314	1,375	123	28	1,526
DD&A	185	171	10	4	185
Noncash and other costs, net	42	40	2	—	42
Total costs	1,541	1,586	135	32	1,753
Other revenue adjustments, primarily for pricing
on prior period open sales	(5)	(5)	—	—	(5)
Gross profit	$791	$746	$32	$13	$791

Copper sales (millions of recoverable pounds)	744	744
Molybdenum sales (millions of recoverable pounds)[a]			15

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$3.14	$3.14	$11.52
Site production and delivery, before net noncash
and other costs shown below	1.89	1.75	8.47
By-product credits	(0.22)	—	—
Treatment charges	0.10	0.10	—
Unit net cash costs	1.77	1.85	8.47
DD&A	0.25	0.23	0.74
Noncash and other costs, net	0.05	0.05	0.12
Total unit costs	2.07	2.13	9.33
Other revenue adjustments, primarily for pricing
on prior period open sales	(0.01)	(0.01)	—
Gross profit per pound	$1.06	$1.00	$2.19

Reconciliation to Amounts Reported
(In millions)
		Production
	Revenues	and Delivery	DD&A
Totals presented above	$2,549	$1,452	$185
Treatment charges	(13)	61	—
Noncash and other costs, net	—	42	—
Other revenue adjustments, primarily for pricing
on prior period open sales	(5)	—	—
Eliminations and other	24	25	1
North America copper mines	2,555	1,580	186
Other mining[c]	9,255	6,053	672
Corporate, other & eliminations	(1,774)	(1,910)	35
As reported in FCX's consolidated financial statements	$10,036	$5,723	$893

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.
Represents the combined total for FCX's other mining operations, including South America mining, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2017
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$2,072	$2,072	$122	$43	$2,237
Site production and delivery, before net noncash
and other costs shown below	1,207	1,135	91	24	1,250
By-product credits	(122)	—	—	—	—
Treatment charges	82	79	—	3	82
Net cash costs	1,167	1,214	91	27	1,332
DD&A	233	219	10	4	233
Noncash and other costs, net	52	51	1	—	52
Total costs	1,452	1,484	102	31	1,617
Other revenue adjustments, primarily for pricing
on prior period open sales	4	4	—	—	4
Gross profit	$624	$592	$20	$12	$624

Copper sales (millions of recoverable pounds)	782	782
Molybdenum sales (millions of recoverable pounds)[a]			17

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.65	$2.65	$7.56
Site production and delivery, before net noncash
and other costs shown below	1.54	1.45	5.62
By-product credits	(0.15)	—	—
Treatment charges	0.10	0.10	—
Unit net cash costs	1.49	1.55	5.62
DD&A	0.30	0.28	0.59
Noncash and other costs, net	0.07	0.07	0.06
Total unit costs	1.86	1.90	6.27
Other revenue adjustments, primarily for pricing
on prior period open sales	0.01	0.01	—
Gross profit per pound	$0.80	$0.76	$1.29

Reconciliation to Amounts Reported
(In millions)
		Production
	Revenues	and Delivery	DD&A
Totals presented above	$2,237	$1,250	$233
Treatment charges	(28)	54	—
Noncash and other costs, net	—	52	—
Other revenue adjustments, primarily for pricing
on prior period open sales	4	—	—
Eliminations and other	30	30	1
North America copper mines	2,243	1,386	234
Other mining[c]	6,361	4,855	551
Corporate, other & eliminations	(1,552)	(1,573)	54
As reported in FCX's consolidated financial statements	$7,052	$4,668	$839

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.
Represents the combined total for FCX's other mining operations, including South America mining, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XVI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2018
(In millions)	By-Product	Co-Product Method
	Method	Copper	Other[a]	Total
Revenues, excluding adjustments	$958	$958	$81	$1,039
Site production and delivery, before net noncash
and other costs shown below	552	513	50	563
By-product credits	(70)	—	—	—
Treatment charges	59	59	—	59
Royalty on metals	2	2	—	2
Net cash costs	543	574	50	624
DD&A	133	123	10	133
Noncash and other costs, net	17	17	—	17
Total costs	693	714	60	774
Other revenue adjustments, primarily for pricing
on prior period open sales	13	13	—	13
Gross profit	$278	$257	$21	$278

Copper sales (millions of recoverable pounds)	312	312

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.07	$3.07
Site production and delivery, before net noncash
and other costs shown below	1.77	1.65
By-product credits	(0.22)	—
Treatment charges	0.18	0.18
Royalty on metals	0.01	0.01
Unit net cash costs	1.74	1.84
DD&A	0.43	0.40
Noncash and other costs, net	0.05	0.05
Total unit costs	2.22	2.29
Other revenue adjustments, primarily for pricing
on prior period open sales	0.04	0.04
Gross profit per pound	$0.89	$0.82

Reconciliation to Amounts Reported
(In millions)
		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,039	$563	$133
Treatment charges	(59)	—	—
Royalty on metals	(2)	—	—
Noncash and other costs, net	—	17	—
Other revenue adjustments, primarily for pricing
on prior period open sales	13	—	—
Eliminations and other	(1)	(2)	—
South America mining	990	578	133
Other mining[b]	4,995	3,253	295
Corporate, other & eliminations	(817)	(916)	14
As reported in FCX's consolidated financial statements	$5,168	$2,915	$442

a.
Includes silver sales of 1.1 million ounces ($16.38 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.
Represents the combined total for FCX's other mining operations, including North America copper mines, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XVII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2017
(In millions)	By-Product	Co-Product Method
	Method	Copper	Other[a]	Total
Revenues, excluding adjustments	$766	$766	$47	$813
Site production and delivery, before net noncash
and other costs shown below	448	424	34	458
By-product credits	(37)	—	—	—
Treatment charges	63	63	—	63
Royalty on metals	2	2	—	2
Net cash costs	476	489	34	523
DD&A	125	118	7	125
Noncash and other costs, net	5	5	—	5
Total costs	606	612	41	653
Other revenue adjustments, primarily for pricing
on prior period open sales	(14)	(14)	—	(14)
Gross profit	$146	$140	$6	$146

Copper sales (millions of recoverable pounds)	287	287

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.67	$2.67
Site production and delivery, before net noncash
and other costs shown below	1.55	1.47
By-product credits	(0.13)	—
Treatment charges	0.22	0.22
Royalty on metals	0.01	0.01
Unit net cash costs	1.65	1.70
DD&A	0.44	0.41
Noncash and other costs, net	0.02	0.02
Total unit costs	2.11	2.13
Other revenue adjustments, primarily for pricing
on prior period open sales	(0.05)	(0.05)
Gross profit per pound	$0.51	$0.49

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$813	$458	$125
Treatment charges	(63)	—	—
Royalty on metals	(2)	—	—
Noncash and other costs, net	—	5	—
Other revenue adjustments, primarily for pricing
on prior period open sales	(14)	—	—
Eliminations and other	1	—	—
South America mining	735	463	125
Other mining[b]	3,736	2,772	300
Corporate, other & eliminations	(760)	(755)	25
As reported in FCX's consolidated financial statements	$3,711	$2,480	$450

a.
Includes silver sales of 848 thousand ounces ($17.97 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.
Represents the combined total for FCX's other mining operations, including North America copper mines, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XVIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2018
(In millions)		By-Product	Co-Product Method
		Method	Copper	Other[a]	Total
Revenues, excluding adjustments		$1,859	$1,859	$167	$2,026
Site production and delivery, before net noncash
and other costs shown below		1,069	990	102	1,092
By-product credits		(144)	—	—	—
Treatment charges		117	117	—	117
Royalty on metals		4	4	—	4
Net cash costs		1,046	1,111	102	1,213
DD&A		260	239	21	260
Noncash and other costs, net		32	32	—	32
Total costs		1,338	1,382	123	1,505
Other revenue adjustments, primarily for pricing
on prior period open sales		(37)	(37)	—	(37)
Gross profit		$484	$440	$44	$484

Copper sales (millions of recoverable pounds)		602	602

Gross profit per pound of copper:

Revenues, excluding adjustments		$3.09	$3.09
Site production and delivery, before net noncash
and other costs shown below		1.78	1.64
By-product credits		(0.24)	—
Treatment charges		0.19	0.19
Royalty on metals		0.01	0.01
Unit net cash costs		1.74	1.84
DD&A		0.43	0.40
Noncash and other costs, net		0.05	0.05
Total unit costs		2.22	2.29
Other revenue adjustments, primarily for pricing
on prior period open sales		(0.06)	(0.06)
Gross profit per pound		$0.81	$0.74

Reconciliation to Amounts Reported
(In millions)			Production
		Revenues	and Delivery	DD&A
Totals presented above		$2,026	$1,092	$260
Treatment charges		(117)	—	—
Royalty on metals		(4)	—	—
Noncash and other costs, net		—	32	—
Other revenue adjustments, primarily for pricing
on prior period open sales		(37)	—	—
Eliminations and other		(1)	(3)	—
South America mining		1,867	1,121	260
Other mining[b]	—	9,943	6,512	598
Corporate, other & eliminations	—	(1,774)	(1,910)	35
As reported in FCX's consolidated financial statements		$10,036	$5,723	$893

a.
Includes silver sales of 2.1 million ounces ($16.45 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.
Represents the combined total for FCX's other mining operations, including North America copper mines, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XIX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2017
(In millions)	By-Product	Co-Product Method
	Method	Copper	Other[a]	Total
Revenues, excluding adjustments	$1,581	$1,581	$115	$1,696
Site production and delivery, before net noncash
and other costs shown below	905	850	77	927
By-product credits	(93)	—	—	—
Treatment charges	130	130	—	130
Royalty on metals	4	4	—	4
Net cash costs	946	984	77	1,061
DD&A	258	241	17	258
Noncash and other costs, net	10	10	—	10
Total costs	1,214	1,235	94	1,329
Other revenue adjustments, primarily for pricing
on prior period open sales	41	41	—	41
Gross profit	$408	$387	$21	$408

Copper sales (millions of recoverable pounds)	596	596

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.65	$2.65
Site production and delivery, before net noncash
and other costs shown below	1.52	1.42
By-product credits	(0.16)	—
Treatment charges	0.22	0.22
Royalty on metals	0.01	0.01
Unit net cash costs	1.59	1.65
DD&A	0.43	0.40
Noncash and other costs, net	0.02	0.02
Total unit costs	2.04	2.07
Other revenue adjustments, primarily for pricing
on prior period open sales	0.07	0.07
Gross profit per pound	$0.68	$0.65

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,696	$927	$258
Treatment charges	(130)	—	—
Royalty on metals	(4)	—	—
Noncash and other costs, net	—	10	—
Other revenue adjustments, primarily for pricing
on prior period open sales	41	—	—
Eliminations and other	—	(1)	—
South America mining	1,603	936	258
Other mining[b]	7,001	5,305	527
Corporate, other & eliminations	(1,552)	(1,573)	54
As reported in FCX's consolidated financial statements	$7,052	$4,668	$839

a.
Includes silver sales of 1.8 million ounces ($16.95 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.
Represents the combined total for FCX's other mining operations, including North America copper mines, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2018
(In millions)	By-Product	Co-Product Method
	Method	Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$965	$965	$855	$17	$1,837
Site production and delivery, before net noncash
and other credits shown below	420	221	195	4	420
Gold and silver credits	(871)	—	—	—	—
Treatment charges	82	43	38	1	82
Export duties	55	29	26	—	55
Royalty on metals	71	36	34	1	71
Net cash (credits) costs	(243)	329	293	6	628
DD&A	172	90	80	2	172
Noncash and other credits, net	(3)	(1)	(2)	—	(3)
Total (credits) costs	(74)	418	371	8	797
Other revenue adjustments, primarily for pricing
prior period open sales	12	12	(2)	1	11
PT Smelting intercompany loss	(8)	(4)	(4)	—	(8)
Gross profit	$1,043	$555	$478	$10	$1,043

Copper sales (millions of recoverable pounds)	316	316
Gold sales (thousands of recoverable ounces)			671

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.05	$3.05	$1,274
Site production and delivery, before net noncash
and other credits shown below	1.33	0.70	291
Gold and silver credits	(2.76)	—	—
Treatment charges	0.26	0.14	57
Export duties	0.18	0.09	38
Royalty on metals	0.22	0.11	51
Unit net cash (credits) costs	(0.77)	1.04	437
DD&A	0.54	0.28	119
Noncash and other credits, net	(0.01)	—	(2)
Total unit (credits) costs	(0.24)	1.32	554
Other revenue adjustments, primarily for pricing
prior period open sales	0.04	0.04	(2)
PT Smelting intercompany loss	(0.03)	(0.01)	(6)
Gross profit per pound/ounce	$3.30	$1.76	$712

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,837	$420	$172
Treatment charges	(82)	—	—
Export duties	(55)	—	—
Royalty on metals	(71)	—	—
Noncash and other credits, net	—	(3)	—
Other revenue adjustments, primarily for pricing
prior period open sales	11	—	—
PT Smelting intercompany loss	—	8	—
Indonesia mining	1,640	425	172
Other mining[b]	4,345	3,406	256
Corporate, other & eliminations	(817)	(916)	14
As reported in FCX's consolidated financial statements	$5,168	$2,915	$442

a.	Includes silver sales of 1.1 million ounces ($15.89 per ounce average realized price).

b.
Represents the combined total for FCX's other mining operations, including North America copper mines, South America mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XXI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2017
(In millions)	By-Product		Co-Product Method
	Method		Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$660		$660	$531	$14	$1,205
Site production and delivery, before net noncash
and other costs shown below	437		239	193	5	437
Gold and silver credits	(547)		—	—	—	—
Treatment charges	65		35	29	1	65
Export duties	27		15	12	—	27
Royalty on metals	43		22	20	1	43
Net cash costs	25		311	254	7	572
DD&A	153		84	67	2	153
Noncash and other costs, net	84	[b]	46	37	1	84
Total costs	262		441	358	10	809
Other revenue adjustments, primarily for pricing
prior period open sales	(7)		(7)	2	—	(5)
PT Smelting intercompany loss	(26)		(15)	(11)	—	(26)
Gross profit	$365		$197	$164	$4	$365

Copper sales (millions of recoverable pounds)	247		247
Gold sales (thousands of recoverable ounces)				427

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.67		$2.67	$1,243
Site production and delivery, before net noncash
and other costs shown below	1.77		0.97	451
Gold and silver credits	(2.21)		—	—
Treatment charges	0.26		0.14	67
Export duties	0.11		0.06	28
Royalty on metals	0.17		0.09	47
Unit net cash costs	0.10		1.26	593
DD&A	0.62		0.34	158
Noncash and other costs, net	0.34	[b]	0.18	86
Total unit costs	1.06		1.78	837
Other revenue adjustments, primarily for pricing
prior period open sales	(0.03)		(0.03)	5
PT Smelting intercompany loss	(0.10)		(0.06)	(26)
Gross profit per pound/ounce	$1.48		$0.80	$385

Reconciliation to Amounts Reported
(In millions)			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,205		$437	$153
Treatment charges	(65)		—	—
Export duties	(27)		—	—
Royalty on metals	(43)		—	—
Noncash and other costs, net	—		84	—
Other revenue adjustments, primarily for pricing
prior period open sales	(5)		—	—
PT Smelting intercompany loss	—		26	—
Indonesia mining	1,065		547	153
Other mining[c]	3,406		2,688	272
Corporate, other & eliminations	(760)		(755)	25
As reported in FCX's consolidated financial statements	$3,711		$2,480	$450

a.	Includes silver sales of 851 thousand ounces ($16.26 per ounce average realized price).

b.	Includes $82 million ($0.33 per pound of copper) of costs charged directly to production and delivery costs as a result of the impact of workforce reductions.

c.
Represents the combined total for FCX's other mining operations, including North America copper mines, South America mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XXII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2018
(In millions)	By-Product	Co-Product Method
	Method	Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$1,949	$1,949	$1,644	$36	$3,629
Site production and delivery, before net noncash
and other costs shown below	853	458	387	8	853
Gold and silver credits	(1,697)	—	—	—	—
Treatment charges	160	86	72	2	160
Export duties	101	54	46	1	101
Royalty on metals	138	73	64	1	138
Net cash (credits) costs	(445)	671	569	12	1,252
DD&A	353	189	160	4	353
Noncash and other costs, net	12	7	5	—	12
Total (credits) costs	(80)	867	734	16	1,617
Other revenue adjustments, primarily for pricing
on prior period open sales	(34)	(34)	17	—	(17)
PT Smelting intercompany loss	(17)	(9)	(8)	—	(17)
Gross profit	$1,978	$1,039	$919	$20	$1,978

Copper sales (millions of recoverable pounds)	635	635
Gold sales (thousands of recoverable ounces)			1,274

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.07	$3.07	$1,291
Site production and delivery, before net noncash
and other costs shown below	1.34	0.72	304
Gold and silver credits	(2.67)	—	—
Treatment charges	0.25	0.14	57
Export duties	0.16	0.09	36
Royalty on metals	0.22	0.11	50
Unit net cash (credits) costs	(0.70)	1.06	447
DD&A	0.55	0.30	125
Noncash and other costs, net	0.02	0.01	4
Total unit (credits) costs	(0.13)	1.37	576
Other revenue adjustments, primarily for pricing
on prior period open sales	(0.05)	(0.05)	13
PT Smelting intercompany loss	(0.04)	(0.01)	(7)
Gross profit per pound/ounce	$3.11	$1.64	$721

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$3,629	$853	$353
Treatment charges	(160)	—	—
Export duties	(101)	—	—
Royalty on metals	(138)	—	—
Noncash and other costs, net	—	12	—
Other revenue adjustments, primarily for pricing
on prior period open sales	(17)	—	—
PT Smelting intercompany loss	—	17	—
Indonesia mining	3,213	882	353
Other mining[b]	8,597	6,751	505
Corporate, other & eliminations	(1,774)	(1,910)	35
As reported in FCX's consolidated financial statements	$10,036	$5,723	$893

a.	Includes silver sales of 2.3 million ounces ($15.93 per ounce average realized price).

b.
Represents the combined total for FCX's other mining operations, including North America copper mines, South America mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XXIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2017
(In millions)	By-Product		Co-Product Method
	Method		Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$982		$982	$752	$21	$1,755
Site production and delivery, before net noncash
and other costs shown below	702		393	301	8	702
Gold and silver credits	(782)		—	—	—	—
Treatment charges	100		56	43	1	100
Export duties	41		23	18	—	41
Royalty on metals	63		34	28	1	63
Net cash costs	124		506	390	10	906
DD&A	236		132	101	3	236
Noncash and other costs, net	116	[b]	65	49	2	116
Total costs	476		703	540	15	1,258
Other revenue adjustments, primarily for pricing
on prior period open sales	39		39	9	—	48
PT Smelting intercompany profit	1		1	—	—	1
Gross profit	$546		$319	$221	$6	$546

Copper sales (millions of recoverable pounds)	372		372
Gold sales (thousands of recoverable ounces)				604

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.64		$2.64	$1,242
Site production and delivery, before net noncash
and other costs shown below	1.89		1.05	497
Gold and silver credits	(2.10)		—	—
Treatment charges	0.27		0.15	71
Export duties	0.11		0.06	29
Royalty on metals	0.17		0.10	47
Unit net cash costs	0.34		1.36	644
DD&A	0.63		0.35	167
Noncash and other costs, net	0.32	[b]	0.18	82
Total unit costs	1.29		1.89	893
Other revenue adjustments, primarily for pricing
on prior period open sales	0.11		0.11	15
PT Smelting intercompany profit	—		—	1
Gross profit per pound/ounce	$1.46		$0.86	$365

Reconciliation to Amounts Reported
(In millions)			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,755		$702	$236
Treatment charges	(100)		—	—
Export duties	(41)		—	—
Royalty on metals	(63)		—	—
Noncash and other costs, net	—		116	—
Other revenue adjustments, primarily for pricing
on prior period open sales	48		—	—
PT Smelting intercompany profit	—		(1)	—
Indonesia mining	1,599		817	236
Other mining[c]	7,005		5,424	549
Corporate, other & eliminations	(1,552)		(1,573)	54
As reported in FCX's consolidated financial statements	$7,052		$4,668	$839

a.	Includes silver sales of 1.3 million ounces ($16.66 per ounce average realized price).

b.	Includes $103 million ($0.28 per pound of copper) of costs charged directly to production and delivery costs as a result of workforce reductions.

c.
Represents the combined total for FCX's other mining operations, including North America copper mines, South America mining, Molybdenum mining, Rod & Refining and Atlantic Copper Smelting and Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XXIV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Three Months Ended June 30,
(In millions)	2018	2017

Revenues, excluding adjustments[a]	$119	$78
Site production and delivery, before net noncash and other costs shown below	71	56
Treatment charges and other	8	7
Net cash costs	79	63
DD&A	21	19
Noncash and other costs, net	—	2
Total costs	100	84
Gross profit (loss)	$19	$(6)

Molybdenum sales (millions of recoverable pounds)[a]	9	8

Gross profit (loss) per pound of molybdenum:

Revenues, excluding adjustments[a]	$12.72	$9.57
Site production and delivery, before net noncash and other costs shown below	7.51	6.88
Treatment charges and other	0.85	0.85
Unit net cash costs	8.36	7.73
DD&A	2.24	2.32
Noncash and other costs, net	0.05	0.27
Total unit costs	10.65	10.32
Gross profit (loss) per pound	$2.07	$(0.75)

Reconciliation to Amounts Reported
(In millions)

		Production
Three Months Ended June 30, 2018	Revenues	and Delivery	DD&A
Totals presented above	$119	$71	$21
Treatment charges and other	(8)	—	—
Noncash and other costs, net	—	—	—
Molybdenum mines	111	71	21
Other mining[b]	5,874	3,760	407
Corporate, other & eliminations	(817)	(916)	14
As reported in FCX's consolidated financial statements	$5,168	$2,915	$442

Three Months Ended June 30, 2017
Totals presented above	$78	$56	$19
Treatment charges and other	(7)	—	—
Noncash and other costs, net	—	2	—
Molybdenum mines	71	58	19
Other mining[b]	4,400	3,177	406
Corporate, other & eliminations	(760)	(755)	25
As reported in FCX's consolidated financial statements	$3,711	$2,480	$450

a.
Reflects sales of the Molybdenum mines' production to FCX's molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX's consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.

b.
Represents the combined total for FCX's other mining operations, including North America copper mines, South America mining, Indonesia mining, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX. Also includes amounts associated with FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

XXV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Six Months Ended June 30,
(In millions)	2018	2017

Revenues, excluding adjustments[a]	$221	$148
Site production and delivery, before net noncash and other costs shown below	136	107
Treatment charges and other	15	14
Net cash costs	151	121
DD&A	40	38
Noncash and other costs, net	2	3
Total costs	193	162
Gross profit (loss)	$28	$(14)

Molybdenum sales (millions of recoverable pounds)[a]	18	16

Gross profit (loss) per pound of molybdenum:

Revenues, excluding adjustments[a]	$12.38	$9.07
Site production and delivery, before net noncash and other costs shown below	7.61	6.53
Treatment charges and other	0.85	0.85
Unit net cash costs	8.46	7.38
DD&A	2.24	2.34
Noncash and other costs, net	0.10	0.21
Total unit costs	10.80	9.93
Gross profit (loss) per pound	$1.58	$(0.86)

Reconciliation to Amounts Reported
(In millions)

		Production
Six Months Ended June 30, 2018	Revenues	and Delivery	DD&A
Totals presented above	$221	$136	$40
Treatment charges and other	(15)	—	—
Noncash and other costs, net	—	2	—
Molybdenum mines	206	138	40
Other mining[b]	11,604	7,495	818
Corporate, other & eliminations	(1,774)	(1,910)	35
As reported in FCX's consolidated financial statements	$10,036	$5,723	$893

Six Months Ended June 30, 2017
Totals presented above	$148	$107	$38
Treatment charges and other	(14)	—	—
Noncash and other costs, net	—	3	—
Molybdenum mines	134	110	38
Other mining[b]	8,470	6,131	747
Corporate, other & eliminations	(1,552)	(1,573)	54
As reported in FCX's consolidated financial statements	$7,052	$4,668	$839

a.
Reflects sales of the Molybdenum mines' production to FCX's molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX's consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.

b.
Represents the combined total for FCX's other mining operations, including North America copper mines, South America mining, Indonesia mining, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX. Also includes amounts associated with FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

XXVI